UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
________________

Date of Report (Date of earliest event reported):  February 13, 2009

NTN BUZZTIME, INC.
 (Exact name of Registrant as Specified in Charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5966 La Place Court
Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 438-7400
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Effective February 13, 2009, based upon the favorable recommendation of the Nominating and Corporate Governance Committee, Mary Beth Lewis has been appointed to the Board of Directors of NTN Buzztime, Inc. (the “Company”) and to the Audit Committee of  the Board.  There were no arrangements or understandings between Ms. Lewis and any other person pursuant to which she was selected as a director.

Ms. Lewis, age 50, most recently held the position of Chief Financial Officer of Fresh Produce Sportswear, Inc., a women’s apparel company, from 2007 to 2009.  During 2006 and 2007 she was an accounting instructor in the Colorado State University College of Business.  From 2001 to 2005 Ms. Lewis was employed by Noodles and Company, a restaurant chain, where she held, among other positions, the role of Chief Financial Officer.  Prior to that, she was the Chief Financial Officer of Wild Oats Markets, Inc, a national grocery store chain.  Ms. Lewis currently serves on the Board of Directors for eBags, Inc., an online retailer of bags and accessories, where she also serves as the Audit Committee Chair.  Ms. Lewis holds two undergraduate degrees from West Virginia University:  a BA in Psychology and a BS in Speech Pathology and Audiology.  Ms. Lewis also holds an M.B.A. in Accounting and Finance from the University of Pittsburgh.

In accordance with the Board compensation provisions with respect to new directors, Ms. Lewis was granted options to purchase 30,000 shares of the Company’s Common Stock pursuant to the Company’s 2004 Performance Incentive Plan (the “Plan”) on the effective date.  The exercise price of these options will be equal to the closing market price of our Common Stock on the date of grant.  One half of these option shares are immediately vested and exercisable.  The remaining options vest and become exercisable in equal installments each month immediately subsequent to the date of grant and up to the date of the next annual meeting of shareholders, which is expected to occur in or about May 2009.  The option shares are subject to full acceleration of vesting upon a change of control event (as defined in the Plan).  Ms. Lewis is also eligible to receive director’s fees in accordance with the current Board of Directors fees compensation arrangement.

(b) Effective February 17, 2009, Robert Clasen resigned as a member of the Board of Directors of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NTN BUZZTIME, INC. BY: /s/ Kendra Berger Kendra Berger Chief Financial Officer

Date:  February 19, 2009